CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN
           PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN
               FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                      AIRLINE PARTICIPATION AGREEMENT


      THIS AGREEMENT (this "Agreement"), dated November 15, 1999, is by and between priceline.com Incorporated, a Delaware corporation with an address at Five High Ridge Park, Stamford, Connecticut 06905 ("Priceline"), and the undersigned airline, whose principal place of business is set forth in the notice provision of this Agreement ("Airline").

                           PRELIMINARY STATEMENT:

      Priceline provides a service that allows consumers to purchase airline tickets at an offer price determined by the consumer (the "Priceline Service"). The consumer identifies the departure and return dates for travel and the price the consumer is willing to pay for the airline ticket(s). Priceline then determines if it is able to fulfill the customer's offer and, if it is able to do so, Priceline issues a ticket to the customer on the applicable carrier.

      Airline desires to participate in the Priceline Service and, in connection therewith, will provide Priceline with unpublished fares subject to the Restrictions (defined herein) for select origin and destination city pairs (each, an "O&D") identified by Airline in accordance with the terms and conditions set forth in this Agreement.

      Priceline desires to include Airline as a participating carrier in the Priceline Service and to have access to such unpublished fares in accordance with the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, the parties agree as follows:

I.    Ticket Restrictions and Related Matters

      1. Airline shall make available unpublished fares to Priceline for O&Ds identified by Airline in accordance with the terms and conditions set forth in this Agreement. Unpublished fares provided to Priceline must be issued in accordance with rules and restrictions provided to Priceline by Airline from time to time. By way of example, unpublished fares on certain O&D's may require specific routings or be flight/day specific. At all times during the term of this Agreement, Airline will exclusively control and determine the unpublished fares and levels of inventory provided to Priceline. It is expressly understood and agreed that Airline makes no commitment whatsoever regarding the level of inventory, number of O&Ds or the level of unpublished fares that will be provided to Priceline.

      2. All tickets issued by Priceline for carriage on Airline (each, a "Priceline Ticket"), as well as tickets issued by Priceline on its other Participating Carriers (as hereinafter defined) shall be subject to the restrictions listed in (a) through (h) below (the "Restrictions"):

          (a) Except as otherwise provided in Paragraph IV.4 hereof, all Priceline Tickets will be non-refundable, non-endorsable and non-changeable;
          (b) All travel will be round-trip with no stopovers or open-jaw travel permitted;
          (c) Frequent Flyer mileage and upgrades will not be permitted; provided, Airline may offer such benefits to the extent that it is impractical to impose such frequent flyer restrictions on Priceline Tickets;
          (d) Priceline customers must agree to (i) make up to one stop or connection on both their departing and return flights, (ii) accept a ticket on any carrier participating in Priceline's airline ticket service ("Participating Carrier"), and (iii) travel on any flight on the specified date of travel (x) for domestic U.S. flights, departing during the 6 a.m. - 10 p.m. time period unless the customer has specified a request to include flights departing outside those periods, and (y) for international flights, at any time (i.e., 12:01 a.m. to 11:59 p.m.);
          (e) All Priceline travel reservations and bookings shall be made without Priceline customers specifying a preferred (or requested) carrier, flight or time of day travel preference(s) on the specified date(s) of travel;
          (f) All Priceline Tickets require instant ticketing guaranteed with a major credit card if Priceline is able to provide an airline ticket within the customer's requested price, departure and return date parameters;
          (g)  Priceline Ticket reservations are limited to no more than eight persons traveling in the same itinerary; and
          (h)  Except as otherwise provided herein, in any seven-day calendar period, a Priceline customer shall be limited to making one offer price for airline ticket(s) for a Trip. A "Trip" is defined as travel between the same airports on the same dates of travel. A Priceline customer may, within a seven-calendar day period, make an offer for travel in a different airport pair or on different dates of travel. Priceline will not knowingly sell a ticket to a Priceline customer in response to a second (or subsequent) offer for a Trip within a seven calendar day period; provided, that Priceline may sell a ticket in connection with a second offer if the Priceline customer (i) raises the offer by a minimum of $[**] and (ii) accepts, as part of the second offer, (x) a travel package which includes a hotel or rental car offer, or (y) a product or service co-marketed by Priceline such as a credit card or long distance telephone service or other co-marketing program.

      3. If during any two consecutive months during the term of this Agreement, the number of tickets sold by Priceline on Participating Carriers that do not include a Saturday night stay is greater than [**]% of all tickets sold on all Participating Carriers through Priceline during such period, then Airline shall have the right to cause Priceline to include as part of the Restrictions, a Saturday night stay for all tickets sold on all Participating Carriers through Priceline; provided, however, that Airline's right to impose such restriction shall terminate and be of no further force or effect at such time as Delta Air Lines, Inc. ("Delta") no longer has a contractual right to cause Priceline to impose a Saturday night stay restriction for Priceline's airline ticket sales on all Participating Carriers. Additionally, in the event that Priceline licenses any of Priceline's proprietary software to Delta, Priceline will license such software to Airline on the same terms and conditions as apply to any license to Delta to the extent that contractual rights of Delta as of the date hereof do not prohibit such license (subject to any waiver by Delta); provided, however, that Priceline shall thereafter have the right unilaterally to modify or terminate such license to Airline if Priceline's license to Delta is similarly modified or terminated. Additionally, so long as, and only so long as, Delta shall have the contractual right to limit the number of second look offers under Paragraph I.2(h) to no more than 20 percent of first look offers, Priceline will comply with such Restriction, and Airline, shall hereby have an independent right to enforce such Restriction for all Participating Carriers. Subject to the foregoing, Priceline further agrees that it shall be prohibited from removing or materially modifying any of the Restrictions applicable to any Participating Carrier that will materially increase the usage of Priceline by business flyers without the prior written consent of Airline.

      4. Airline may include, in addition to the Restrictions, other fare rules and conditions for Priceline Tickets issued on Airline such as advance purchase or Saturday night stay requirements. Subject to Paragraph II.2, Priceline also reserves the right after written notice to Airline to impose, on a non-discriminatory basis on all Participating Carriers, additional restrictions on tickets sold by Priceline, including a Saturday night stay requirement, as part of the Restrictions.

      5. The Restrictions will be communicated by Priceline to the customer via the Internet (or through Priceline's customer service representatives if the consumer contacts Priceline through its toll free customer service number), and will be set forth on ticketing and/or itinerary documentation issued by Priceline.

      6. All Priceline Tickets issued for carriage on Airline shall be subject to the published conditions of carriage and the fare rules of Airline, to the extent such conditions and fare rules are not inconsistent with the Restrictions. Airline will honor all Priceline Tickets issued for travel on Airline in accordance with the Restrictions and other rules and conditions established by Airline for Priceline Tickets.

      7. All tickets issued by Priceline on any Participating Carrier shall be subject to the Restrictions and any additional restrictions imposed by Priceline in accordance with the second sentence of Paragraph I.4.


II.   Priceline Ticket Reservations, Bookings, Payment and Fulfillment

      1. Airline will file unpublished fares and rules for Priceline Tickets with the computer reservation system ("CRS") used by Priceline. Airline may file fares under Airline's two letter designation code on flights operated by other carriers. Notwithstanding the forgoing, Priceline will use best efforts to cooperate with Airline to identify and work toward the most efficient system selected by Airline, including Airline's internal reservation system, for the filing of fares for use by Priceline in the operation of its air travel service with Airline.

      2. Subject to Paragraph III, Priceline will determine the price at which Priceline Tickets are sold based on customer offers received through the Priceline Service. Priceline shall not advertise prices or fares below Airline's published fares. As used herein, "published fare" means an Airline fare published through the Airline Tariff Publishing Company ("ATP") and available for sale by Airline appointed agents for scheduled air transportation. Priceline shall not advertise prices or fares in any O&D below Airlines published fares in the applicable O&D.

      3. All unpublished fares made available by Airline for sale through the Priceline Service shall not be commissionable and shall be inclusive, where applicable, of the applicable domestic federal transportation excise tax for such unpublished fare. All such unpublished fares shall be exclusive of any domestic federal segment taxes, and any domestic or international fuel, departure, arrival, passenger facility, airport, terminal and/or security taxes or surcharges which, when applicable, must be added to the fare amount collected from the passenger and shown on the Priceline Ticket.

      4. Subject to Paragraph III, upon locating an unpublished fare with inventory availability satisfying a Priceline customer's ticket request, Priceline shall immediately ticket the customer's ticket price against a valid credit card provided by the Priceline customer.

      5. In all Priceline Ticket transactions, Priceline will be the merchant of record and will pay all associated merchant credit card fees. All Priceline Tickets sold on Airline will be settled through Airline Reporting Corporation ("ARC").

      6. All Priceline Tickets of Airline issued through the Priceline Service will be issued by Priceline using Agency ARC: 07-50854-6. In collecting payment for Priceline Tickets, Priceline will act as the agent of Airline pursuant to Agent's ARC Agent Reporting Agreement with ARC.

      7. Unless otherwise directed by a Priceline customer, all Priceline Tickets issued on Airline will be issued electronically. After issuance, Priceline will promptly forward to the customer a receipt of proof of purchase, conditions of carriage on Airline and a copy of the Restrictions (including any additional restrictions imposed by Airline). In the event a Priceline customer requests Airline to provide a separate electronic ticket receipt for an electronic ticket, the price shown on Airline's receipt will reflect that such ticket is a "bulk" electronic ticket.

      8. Priceline will encourage its customers to accept electronic ticketing for all Priceline Ticket requests by imposing an additional charge for the issuance of paper tickets and maintaining the issuance of electronic tickets as the default option on the Priceline Service.

      9. Subject to the provisions of Paragraph II.5 above, all Priceline paper tickets for carriage on Airline will be issued by Priceline on standard ARC traffic documents and will be validated with Airline's validation in accordance with ARC requirements. The passenger coupon will show "bulk" for the fare amount and will include all additional collections noted in Paragraph II.3 above. The auditor's coupon will show the Airline's unpublished fare authorized for Priceline.

      10. In the event that Priceline is unable to fulfill an airline ticket request from unpublished fares and seat inventory provided from Participating Carriers in a manner not inconsistent with this Agreement, Priceline reserves the right to sell tickets on Airline using published fares used by travel agents generally as reflected in CRSs, in accordance with the rules and conditions associated with such fares and in accordance with an allocation method that allocates such purchases in proportion to the aggregate domestic or international market share (as applicable) offered by each Participating Carrier in the O&D requested; provided that the Participating Carrier has seats available for sale at the published fares comparable to the published fares available from other Participating Carriers in such O&D.

      11. [**]

          [**]

III.  Priceline Ticket Allocation Methodology

      Priceline will maintain an allocation methodology that determines when participating airlines will be given the first opportunity to fill a customer ticket request. Priceline will provide a first-look allocation system whereby each Participating Carrier will be allocated first-looks for each O&D's in proportion to its natural market share of all Participation Carriers for such O&D's, as determine by a standard industry QSI calculation. Airline acknowledges Delta Airlines' preexisting "first look" advantage and agrees to participate in the Priceline Service on an interim basis with Delta's "first look" allocation advantage. Priceline agrees to negotiate expeditiously and in good faith with Delta to remove this first look advantage relative to Airline. Priceline will notify Airline promptly when the first look allocation advantage has been removed. Thereafter, in no case will another Participating Carrier be given a first-look bias over Airline. Priceline shall use its best efforts to establish a methodology, acceptable to Airline, whereby Airline may indicate which flight to use to fulfill a customer's request in the event that more than one flight (e.g., different departure times or different stops or connections) satisfies a Priceline customer's request. Priceline agrees to fulfill all Priceline first look ticket requests allocable to Airline at the "Highest Qualifying Fare" available from Airline. In the interim period where Delta maintains its first look advantage, carrier will receive second looks based upon O+D
QSI share and fulfillment at the "highest qualifying fare". As used herein, the term "Highest Qualifying Fare" means the highest priced Airline unpublished fare meeting the Priceline customer's offer price and other terms, plus the amount of Priceline's minimum ticket margin, as established from time to time by Priceline and notified to Airline. Once a first look "level playing field" has been achieved, Priceline will allocate "second through nth looks" in its sole discretion; provided, however, that Priceline will not agree to provide any |Participating Carrier which has a "level playing field" in the first look allocation system with an advantage over the Airline in the second look allocation system; and provided further, however, that Airline's contractual position with respect to second looks shall be no less favorable than the contractual position of Delta.


IV.  Priceline Customer Service

     1. Priceline will provide twenty-four hour customer support services to all Priceline customers through a toll-free number at the customer support center designated by Priceline from time to time. The customer support center will be adequately staffed with personnel trained to take Priceline Ticket requests by phone and respond to all customer inquiries for related service and support.

     2. Priceline will use commercially reasonable efforts to ensure that its customer service representatives provide quality customer service and support to Priceline customers in a prompt, reliable and courteous manner.

     3. Priceline will respond to Priceline customer questions and issues pertaining to special handling requirements for Priceline Tickets including processing any special customer handling requirements in respect of Priceline Tickets issued on Airline.

     4. The ticket Restrictions will apply to all tickets issued through the Priceline Service on Airline. Airline may waive, at its own cost and expense, one or more of the Restrictions set forth in Paragraphs I.2 (a)-(f) pursuant to a direct arrangement made by Airline with the applicable customer holding a Priceline Ticket. On an exception basis where necessary or appropriate to address an escalating customer service issue of any individual customer, Priceline may refund the price of a Priceline Ticket applicable to such customer. At Airlines' request, Priceline shall provide Airline with a monthly report detailing the number and amount of refunded Priceline Tickets involving air transportation services on Airline. Priceline and Airline will jointly develop the guidelines upon which such exception refunds will be governed.

V.   Confidentiality

     1. Priceline and Airline will each hold in confidence and, without the prior written consent of the other, will not reproduce, distribute, transmit, transfer or disclose, directly or indirectly, in any form, by any means or for any purpose, any Confidential Information of the other party. As used herein, the term "Confidential Information" shall mean this Agreement and its subject matter, and proprietary information that is provided to or obtained from one party to the other party including any information which derives economic value, actual or potential, from not being generally known to, and not generally ascertainable by proper means by, other persons, including the unpublished fares provided by Airline to Priceline pursuant to this Agreement. The recipient of Confidential Information may only disclose such information to its employees on a need-to-know basis.

     2. The obligations of a recipient party with respect to Confidential Information shall remain in effect during and after the term of this Agreement (including any renewals or extensions hereof) and for a period of one (1) year thereafter, except to the extent such data:

          (a) is or becomes generally available to the public other than as a result of a disclosure by the recipient, or its directors, officers, employees, agents or advisors;

          (b) becomes available to the recipient on a non-confidential basis from a source other than the disclosing party or its affiliated companies, provided that such source is not bound by any confidentiality obligations to the disclosing party or its affiliated companies (as applicable);

          (c) is necessary to comply with applicable law or the order or other legal process of any court, governmental or similar authority having jurisdiction over the recipient. Both parties hereto acknowledges that the other party may be required to file this Agreement with the Securities and Exchange Commission ("SEC"), as required by federal securities laws, and that such filing shall not be deemed a violation of the provisions of this Article V; provided, that either party may request confidential treatment of provisions of this Agreement; or

          (d) was in the possession of the recipient party prior to the date of disclosure by the other party, as shown by written records of the recipient party; provided, however, that both parties acknowledge and confirm that they began exchanging data on April 1, 1998.

     3. Except as otherwise specifically provided in Section 2(c) of this Paragraph V with respect to either party's filing requirements with the SEC, in the event that the recipient becomes legally compelled to disclose any of such Confidential Information by any governmental body or court, recipient will provide the disclosing party with prompt notice so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance (in writing) with the provisions hereof. In the event that such protective order or other remedy is not obtained, or the disclosing party waives (in writing) compliance with the provisions hereof, recipient will furnish only that portion of such Confidential Material which is legally required and will exercise its reasonable business efforts to obtain appropriate assurance that confidential treatment will be accorded such Confidential Information

     4. The recipient of Confidential Information will exercise reasonable commercial care in protecting the confidentiality of the other party's Confidential Information.

     5. Priceline will not disclose (including, without limitation, by sale) to any third party information obtained through the Priceline Service or otherwise concerning a customer who has acquired a ticket on Airline using the Priceline Service.

     6. Nothing contained herein shall be construed to prevent Airline from competing, directly or indirectly, with Priceline. Priceline shall not provide any Confidential Information to Airline that would in any way prohibit or inhibit such competition.

     7. Priceline will not identify Airline's participation in the Priceline Service until a customer is booked and confirmed for ticketing. Furthermore, Priceline will not, in any media (including its Internet site), indicate that Airline is participating or has participated in the Priceline Service except to indicate that as a consumer proposition, a Priceline customer must accept a routing on one of the major U.S. full service airlines or, in the case of international travel, other airline carriers available through the Priceline Service. Except as set forth above, Priceline will not disclose Airline's participating in the Priceline Service without Airline's prior consent. Airline will not disclose its participation in the Priceline Service without Priceline's prior consent. Notwithstanding the forgoing, Priceline may identify Airline as one of its Participating Carriers in its public filings with the SEC.

VI.   Proprietary Marks

      During the term of this Agreement neither Priceline nor Airline shall use the other party's trademarks, trade names, service marks, logos, emblems, symbols or other brand identifiers in advertising or marketing materials, unless it has obtained the prior written approval of the other party. The consent required by this Paragraph
      VI shall extend to the content of the specific advertising or marketing items as well as the placement and prominence of the applicable trademark, trade name, service mark, logo, emblem, symbol or other brand identifier of the other party. Priceline or Airline, as applicable, shall cause the withholding, discontinuance, recall or cancellation, as appropriate, of any advertising or promotional material not approved in writing by the other party, that differs significantly from that approved by the other party, or that is put to a use or used in a media not approved by the other party.

VII.  Reporting

      Priceline will provide monthly reports in a format designated by Airline summarizing (i) information concerning each ticket issued by Priceline on Airline; (ii) aggregate information (i.e. non airline specific) for all tickets issued by Priceline in each O&D that Airline participates; and (iii) aggregate information for all Priceline offers from customers not ticketed in each O&D that Airline participates.

      Priceline will provide to Airline an annual statement by Priceline's independent accounting firm or other qualified third-party concerning Priceline's compliance with the ticket allocation methodology specified in Paragraph III and all reporting obligations required by this Agreement.

      Airline may, upon reasonable notice to Priceline and during normal business hours, audit the financial books and records of Priceline and the information specified in Paragraphs VII 1 and 2. Any such audit shall be at the sole cost and expense of Airline and shall be conducted in a manner that does not unduly disrupt or interfere with the normal business operations of Priceline.

VIII. Term of Agreement

      1. Subject to the provisions of this Paragraph VIII, this Agreement will commence on the date set forth on the first page of this Agreement (the "Commencement Date") and will continue for a period of five (5) years thereafter. Notwithstanding the foregoing, (i) Airline may terminate this Agreement with or without cause on 30 days' prior written notice to Priceline, and
          (ii) Priceline may terminate this Agreement on 30 day's prior written notice to Airline if, at any time, Airline voluntarily participates in another name-your-price airline ticket service other than the Company's and its affiliates' airline ticket services or makes any public disparaging statements regarding Priceline or its services.

      2. The obligations of the parties under Paragraph V of this Agreement shall survive for the period specified in Section 2 of Paragraph V, and the obligations of the parties under Paragraph IX of this Agreement shall indefinitely survive the termination of this Agreement.

      3. In the event of written notice of termination of this Agreement in accordance with the terms of this Paragraph VIII, all Priceline Tickets issued on Airline prior to the effective date of termination specified in such notice will be honored by Airline under the terms of this Agreement.

IX.   Indemnification

      1. Priceline will indemnify, defend and hold harmless Airline, its officers, directors, employees and agents, from and against all damages, losses and causes of action including, without limitation, damage to property or bodily injury, to the extent caused by Priceline's breach of this Agreement or the ARC Agent Reporting Agreement, or by the negligence or willful acts or omissions of Priceline or any of its employees or agents. Additionally, Priceline will indemnify, defend and hold harmless Airline, its officers, directors, employees and agents from and against all liabilities for federal transportation tax (including interest and penalties), if any, payable on amounts collected by Priceline on tickets issued for travel on Airline in excess of amounts paid by Priceline to Airline in respect to such tickets.

      2. Airline will indemnify, defend and hold harmless Priceline and its officers, directors, employees and agents from and against all damages, losses and causes of action including, without limitation, damage to property or bodily injury, to the extent caused by Airline's breach of this Agreement or by the negligence or willful acts or omissions of Airline or any of its employees or agents.

X.    No Exclusivity

      The relationship by and between Airline and Priceline as set forth in this Agreement shall be non-exclusive. As such, Airline may participate in other programs similar to the Priceline Service or in any line of business.

XI.   Representations and Warranties

      1. Priceline represents and warrants to Airline that (i) Priceline has obtained all consents and approvals necessary for Priceline to execute and deliver this Agreement and to perform its obligations hereunder, (ii) Priceline's execution and delivery of this Agreement and its performance of its obligations hereunder does not violate any provision of its charter or bylaws or any agreement to which Priceline is a party or is bound, and (iii) Airline's participation in the Priceline Service will not be restricted as to any O&D serviced through the Priceline Service other than restrictions, if any, imposed by Airline or regulators to which Airline is subject.

      2. Airline represents and warrants to Priceline that (i) Airline has obtained all consents and approvals necessary for Airline to execute and deliver this Agreement and to perform its obligations hereunder and (ii) Airline's execution and delivery of this Agreement and its performance of its obligations hereunder does not violate any provision of its charter or bylaws or any agreement to which Airline is a party or is bound.

XII.  General Provisions

      1. No waiver or breach of any of the provisions of this Agreement shall be construed as a waiver of any other breach of the same or any other provision.

      2. If any paragraph, sentence or clause of this Agreement shall be adjudged illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of this Agreement as a whole or of any paragraph, sentence or clause hereof not so adjudged.

     3. Any notice required or permitted hereunder shall be deemed sufficient if given in writing and delivered personally, by facsimile transmission, by reputable overnight courier service or United States mail, postage prepaid return receipt requested, to the addresses shown below or to such other addresses as are specified by similar notice, and shall be deemed received upon personal delivery, upon confirmed facsimile receipt, two (2) days following deposit with such courier service, or three (3) days from deposit in the United States mails, in each case as herein provided:

           If to Priceline:                     If to Airline:


           Priceline.com Incorporated           United Air Lines, Inc.
           Five High Ridge Park                 1200 East Algonquin Road
           Stamford, CT 06905                   Elk Grove Township, IL  60007



           Attention: Paul Francis              Attention: Scott Praven
            Chief Financial Officer             Vice President - Revenue
                                                Management

           Phone: (203)-705-3000                Phone: 847-700-5051
           Fax:     (203)-595-8344              Fax:   847-700-2534


           With a copy to:                      With a copy to:

           Priceline.com Incorporated           United Air Lines, Inc.
           Five High Ridge Park                 1200 East Algonquin Road
           Stamford, CT 06905                   Elk Grove Township, IL  60007



           Attention: Timothy G.                Attention:  Fran Maher
           Brier                                General Counsel
           Phone: (203)-705-3000                Phone:      847-700-6250
           Fax:   (203)-595-8343                Fax:  847-700-4683



            A party may change its address and the name of its designated recipient of copies of notices for purposes of this Agreement by giving the other parties written notice of the new name and the address, phone and facsimile number of its designated recipient in accordance with this Paragraph XII(3).

      4. This Agreement supersedes and replaces all previous understandings or agreement, whether oral or in any written form, with respect to the subject matter addressed herein. The captions in this Agreement are for convenience only and do not alter any terms of this Agreement.

      5. This Agreement may be amended or modified only by a written amendment executed by the parties.

      6. The formation, construction, performance and validity of this Agreement shall be governed by the internal laws of the State of New York. Each party agrees that any civil suit or action brought against it as a result of any of its obligations under this Agreement may be brought against it either in the state or federal courts of the principal place of business of either party, and each party hereby irrevocably submits to the jurisdiction of such courts and irrevocably waives, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of the venue of such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and each party further agrees that final judgment in any such civil suit or action shall be conclusive and binding upon it and shall be enforceable against it by suit upon such judgment in any court of competent jurisdiction.

       7. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together, shall constitute one and the same instrument. Execution may be effected by delivery of facsimiles of signature pages (and the parties shall follow such delivery by prompt delivery of originals of such pages).

       8. No party will in any manner or by any device, either directly or indirectly, act in violation of any applicable law, governmental order or regulation, including, but not limited to, those concerning advertisement of air transportation services. Priceline shall comply at all times with the provisions of Airline's tariffs (except where such tariffs are specifically amended by Airline under the terms of this Agreement) and the terms of the ARC Agent Reporting Agreement and any addenda thereto.

       9. Priceline agrees to notify Airline promptly, in writing, in the event there is a change of control in the ownership of Priceline. For purposes of this Agreement, a "change of control" means (i) the acquisition by any other person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act (except an employee group of such party, any of its subsidiaries or a holding company of such party)), of the beneficial ownership of securities representing 20% or more of the combined voting power of the securities entitled to vote generally in the election of the board of directors of the applicable party, or (ii) the sale, mortgage, lease or other transfer of assets or earning power constituting more than 50% of the assets or earning power of such party (other than ordinary course financing); provided that in no event shall a "change of control" be defined to include (i) an initial public offering of shares of the party's capital stock, (ii) the formation by a party of a holding company, or (iii) an intra-corporate transaction with a company under common control with a party.

      10. No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other party.

      11. This Agreement shall not be deemed to create any partnership or joint venture between Airline and Priceline, or to create any rights in favor of any person or entity other than the parties hereto. This Agreement is for the sole benefit of the parties and nothing herein expressed or implied shall give or be construed to give any other person any legal or equitable rights hereunder

      12. NO PARTY WILL BE LIABLE TO THE OTHER FOR ANY OF THE OTHER PARTY'S INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST REVENUES, LOST PROFITS, OR LOST PROSPECTIVE ECONOMIC
            ADVANTAGE, ARISING FROM THIS AGREEMENT OR ANY BREACH HEREOF.

      13. THE PARTIES AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT ANY PROVISION OF PARAGRAPH V AND PARAGRAPH VI OF THIS AGREEMENT IS NOT PERFORMED IN ACCORDANCE WITH THE TERMS THEREOF AND THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF SUCH PROVISIONS AND TO ENFORCE SPECIFICALLY THE TERMS THEREOF.

       14. Each party has participated in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                         [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date indicated above.



PRICELINE.COM INCORPORATED           UNITED AIR LINES, INC.


By:_____________________________     By:____________________________
   Name:                                Name:
   Title:                               Title:

[**]=Confidential Treatment requested for redacted portion